UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 17, 2014

Mopals.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-105778	05-0554486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Atlantic Avenue, Suite 308
Toronto, Ontario, CANADA, M6K 1X4
 (Address of principal executive offices)(Zip Code)

416-362-4888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On January 2, 2014, Mopals.com, Inc. (the “Company” or “MoPals”), filed a Current Report on Form 8-K to disclose that, on December 19, 2013, it entered into a letter of intent (the “Letter of Intent”) with Relativity Sports, LLC (“Relativity”), a sports management company dedicated to providing elite professional athletes a full-range of development services including contract negotiation, marketing, media relations, fan management, brand building, entrepreneurial opportunities, community involvement and personal services.

On June 17, 2014, Mopals.com, Inc. (the “Company” or “MoPals”) terminated the previously disclosed letter of intent (the “Letter of Intent”) with Relativity Sports, LLC (“Relativity”). As reported in the Company’s Current Report on Form 8-K filed on January 2, 2015, the Letter of Intent contemplated that Relativity, a sports management company, intended provide certain services to MoPals in order to secure endorsements from athletes represented by Relativity. The termination became effective immediately.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Mopals.com, Inc.

By:	/s/ Alex Haditaghi
Alex Haditaghi
President and Chief Executive Officer

Dated: June 17, 2014

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